CynergisTek Files First Quarter 2022 Financial Results

Austin, Texas – (May 16, 2022) – CynergisTek, Inc. (NYSE AMERICAN: CTEK) (the “Company” or “CynergisTek”), a leader in cybersecurity, privacy, and compliance, today announced financial results for the three months ended March 31, 2022.

First Quarter Summary of Financial Results for Q1 2022 compared to Q1 2021:

•Revenue increases 12% to $4.7 million compared to $4.2 million.

•Gross margin improves to 40% compared to 38%, after adjusting Q1 2021 for the employee retention credits.

•Net loss was unchanged at $0.9 million.

•Adjusted EBITDA loss was unchanged at $0.6 million.

First Quarter 2022 Operational Highlights

•22% increase in sequential revenue growth since Q3 2021 through Q1 2022.

•32% increase in professional services and consulting revenue from Q1 2022 compared to Q1 2021.

•Strong renewal activity in Q1 2022.

•15 new customers added year to date.

“We continue to execute on our plan to drive growth and margin improvement in our business,” said Mac McMillan, President and CEO of CynergisTek. “We saw our second quarter of sequential growth since Q3 2021 driven by our sales team’s efforts with 15 new clients added year to date and strong renewals in the quarter.  We are expecting that our technology enabled managed services and strategic partnerships will continue to drive us forward and differentiate us from our competition.”

For the Three Months Ended March 31, 2022, compared to the Three Months Ended March 31, 2021

Revenue increased $0.5 million, or 12%, to $4.7 million for the three months ended March 31, 2022, as compared to the same period in 2021.  Managed Services revenue decreased slightly by $0.1 million. Consulting and professional services increased $0.6 million due to customers increasing spend as they start to get back to normal buying patterns after a period of reduced spending in response to the COVID-19 pandemic.

Gross margin was up 2% to 40% of revenue for the three months ended March 31, 2022.  After adjusting for the prior year benefit from the employee retention tax credit, gross margin was 38% for the same period in 2021. Margins improved as a result of higher revenue allowing us to better leverage our operational overhead support.

SG&A expenses decreased $0.2 million for the three months ended March 31, 2022, to $2.7 million, as compared to the same period in 2021. The decrease is due to $0.1 million less in professional fees due to 2021 being higher and lower stock-based compensation.

GAAP net loss for the three months ended March 31, 2022, was $0.9 million, or $(0.07) per basic and diluted share, as compared to a net loss of $0.9 million, or $(0.08) per basic and diluted share, for the same period of 2021.

Non-GAAP adjusted EBITDA loss was $0.6 million, or $(0.05) per basic and diluted share, for both the three months ended March 31, 2022 and March 31, 2021. The reconciliation of GAAP to non-GAAP information can be found in the table at the end of this release, which provides the details of CynergisTek’s non-GAAP disclosures and the reconciliation of non-GAAP information.

Use of Non-GAAP Measures

CynergisTek, Inc. (“CynergisTek” or the “Company”) prepares its consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly-used “EBITDA.” In addition to adjusting net income (loss) to exclude income taxes, interest, depreciation, and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, fair value adjustments, severance, and other cash and non-cash charges and gains.

Adjusted EBITDA is not a measure of performance as defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers, and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA should not be considered as an alternative to loss-from-continuing-operations or net-cash-used-in-operating-activities as measures of operating results or liquidity. The Company’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are (i) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters the Company considers not to be indicative of its ongoing operations, and (vii) other companies in the same industry may calculate this measure differently than the Company does, limiting its usefulness as a comparative measure.

Management believes Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). Management also presents Adjusted EBITDA because (i) management believes this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in the same industry, (ii) management believes investors will find this measure useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses Adjusted EBITDA internally as a benchmark to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Conference Call Information

Date: Monday, May 16, 2022

Time: 4:30 pm ET / 1:30 pm PT

U.S.: 1-888-394-8218

International: 1-786-789-4776

Conference ID: 8001259

Webcast:  https://event.choruscall.com/mediaframe/webcast.html?webcastid=W6CXE7Cj

A replay of the call will be available from 7:30 PM ET on May 16, 2022, to 11:59 PM ET on May 23, 2022. To access the replay, please dial 1-844-512-2921 from the U.S. and 1-412-317-6671 from outside the U.S. The PIN is 8001259.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of the Company’s vendors to continue supplying the Company with supplies and services at comparable terms and prices; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of the COVID-19 pandemic, including actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets; the general economic impact of the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, and the impact of potential reprisals as a consequence of the war in Ukraine and any related sanctions; and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry, or the ongoing war in Ukraine. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Bryan Flynn
(512) 402-8550 x7
InvestorRelations@cynergistek.com

Media Contact:

Trinity McPherson
(443) 853-8468
trinity.mcpherson@cynergistek.com

CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,208,574	$3,575,682
Accounts receivable, net of allowance for doubtful accounts	1,683,654	2,007,136
Unbilled services	796,363	542,952
Prepaid and other current assets	1,728,707	1,840,178
Income taxes receivable	1,470,248	1,484,851
Total current assets	6,887,546	9,450,799

Property and equipment, net	218,077	243,791
Deposits	34,310	34,310
Deferred income taxes	6,351,130	6,060,129
Intangible assets, net	4,438,461	4,701,491
Goodwill	8,394,483	8,394,483
Total assets	$26,324,006	$28,885,003
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,172,005	$1,453,454
Accrued compensation and benefits	372,773	1,189,472
Deferred revenue	1,086,631	1,663,719
Earnout liability	395,165	432,000
Promissory note to related parties	-	140,625
Operating lease liability	16,250	45,233
Total current liabilities	3,042,824	4,924,503

Commitments and contingencies
Stockholders’ equity:
Common stock, par value at $0.001, 33,333,333 shares authorized, 13,256,570 shares issued and outstanding at March 31, 2022, and 13,248,024 shares issued and outstanding at December 31, 2021	13,256	13,248
Additional paid-in capital	41,510,070	41,318,917
Accumulated deficit	(18,242,144)	(17,371,665)
Total stockholders’ equity	23,281,182	23,960,500
Total liabilities and stockholders’ equity	$26,324,006	$28,885,003

CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Net revenues	$4,660,568	$4,173,520
Cost of revenues	2,792,565	2,090,834
Gross profit	1,868,003	2,082,686
Operating expenses:
Sales and marketing expenses	1,177,332	1,212,379
General and administrative expenses	1,524,079	1,676,658
Depreciation	48,222	47,696
Amortization of acquisition-related intangibles	263,030	340,528
Total operating expenses	3,012,663	3,277,261
Loss from operations	(1,144,660)	(1,194,575)
Other (expense) income:
Interest expense	(1,819)	(20,001)
Total other expense	(1,819)	(20,001)

Loss before income tax benefit	(1,146,479)	(1,214,576)
Income tax benefit	276,000	300,099
Net loss	(870,479)	(914,477)

Net loss per share:
Basic	$(0.07)	$(0.08)
Diluted	$(0.07)	$(0.08)

Number of weighted average shares outstanding:
Basic	13,250,464	12,041,074
Diluted	13,250,464	12,041,074

CYNERGISTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDA (UNAUDITED)

	Three Months Ended March 31,
	2022	2021
GAAP loss from continuing operations	$(1,144,661)	$(1,194,575)
Adjustments:
Depreciation	48,222	47,696
Amortization of acquisition-related intangibles	263,030	340,528
Stock-based compensation	191,161	228,437
Non-GAAP adjusted EBITDA	$(642,248)	$(577,914)

Non-GAAP adjusted EBITDA per share
Basic	$(0.05)	$(0.05)
Diluted	$(0.05)	$(0.05)